Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Announces Senior Notes Offering

MORRISVILLE, N.C. – November 18, 2020 — Syneos Health, Inc. (Nasdaq: SYNH) (the “Company” or “Syneos Health”), the only fully integrated biopharmaceutical solutions organization combining a CRO (Contract Research Organization) and a CCO (Contract Commercial Organization), today announced it commenced an offering of $500.0 million aggregate principal amount of senior notes (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Company’s subsidiaries.

Syneos Health intends to use the net proceeds of the offering for general corporate purposes, including the funding of acquisitions and the repayment of indebtedness.

The Company also announced that it intends to enter into an amendment to the credit agreement governing its existing senior secured credit facilities pursuant to which, among other things, the Company expects to extend the maturity date thereof to August 2024 (the “Amendment”). The closing of the offering is not conditioned upon the effectiveness of the Amendment.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the Notes will be made only by means of a private offering memorandum.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: reliance on key personnel; principal investigators and patients; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; any inability to satisfy or any failure to waive the closing conditions related to our acquisition of SHCR Holdings Corporation (“Synteract”); any failure to realize the anticipated benefits of the acquisition of Synteract; risks related to the COVID-19 pandemic; the Company’s ability to adequately price its contracts and not overrun cost estimates; any adverse effects from the Company’s customer or therapeutic area concentration; the Company’s ability to maintain or generate new business awards; the Company’s ability to increase its market share, grow its business, and execute its growth strategies; the Company’s backlog not being indicative of future revenues and its ability to realize the anticipated future revenue reflected in its backlog; fluctuations in the Company’s operating results and effective income tax rate; risks related to the Company’s information systems and cybersecurity; changes and costs of compliance with regulations related to data privacy; risks related to the United Kingdom’s withdrawal from the European Union; risks related to the Company’s transfer pricing policies; failure to perform services in accordance with contractual requirements, regulatory requirements and ethical considerations; risks relating to litigation and government investigations; risks associated with the Company’s early phase clinical facilities; insurance risk; risks of liability resulting from harm to patients; success of investments in the Company’s customers’ business or drugs; foreign currency exchange rate fluctuations; risks associated with acquired businesses, including the ability to integrate acquired operations, products, and technologies in our business; risks related to the Company’s income tax expense and tax reform; risks relating to the Company’s intellectual property; risks associated with the Company’s acquisition strategy; failure to realize the full value of goodwill and intangible assets; restructuring risk; potential violations of anti-corruption and anti-bribery laws; risks related to the Company’s dependence on third parties; downgrades of the Company’s credit ratings; competition in the biopharmaceutical services industry; changes in outsourcing trends; regulatory risks; trends in the Company’s customers’ businesses; the Company’s ability to keep pace with rapid technological change; risks related to the Company’s indebtedness; fluctuations in the Company’s financial results and stock price; and other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and other SEC filings, copies of which are available free of charge on the SEC website at www.sec.gov. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. We bring together approximately 24,000 clinical and commercial minds with the ability to support customers in more than 110 countries. Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients.

Investor Relations Contact: Ronnie Speight Senior Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Danielle DeForge Executive Director, External Communications Phone: +1 202 210 5992 Email: danielle.deforge@syneoshealth.com

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